Exhibit 99.1

RADIANT SYSTEMS, INC. ANNOUNCES COMPLETION OF PUBLIC OFFERING OF 5,397,925 SHARES OF COMMON STOCK

ATLANTA—(BUSINESS WIRE)—September 15, 2010—Radiant Systems, Inc. (Nasdaq: RADS), today announced the closing of its previously announced underwritten public offering of 5,397,925 shares of common stock at a price to the public of $17.00 per share, consisting of 3,500,000 shares sold by the Company and 1,193,848 shares sold by certain selling stockholders in the base offering, and 2,062 shares sold by the Company and 702,015 shares sold by certain selling stockholders pursuant to an over-allotment option granted to the underwriters. The underwriters exercised their full over-allotment option on September 14, 2010, and the full amount of the offering closed on September 15, 2010. The net proceeds to the Company, after underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $56.4 million. The Company will not receive any proceeds from the sale of the shares by the selling stockholders.

Jefferies & Company, Inc. and SunTrust Robinson Humphrey, Inc. acted as joint book-running managers in the offering, Raymond James & Associates, Inc. acted as co-lead manager, and Needham & Company, LLC, Northland Securities, Inc. and Wedbush Securities Inc. acted as co-managers for the offering.

Radiant intends to use the net proceeds of the offering to pay down the outstanding balance under the revolving portion of its credit facility, to fund working capital requirements and for general corporate purposes, including potential acquisitions.

The securities described above were offered by Radiant pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) which was declared effective by the SEC on November 4, 2009. A final prospectus supplement related to the offering was filed with the SEC on September 10, 2010 and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement relating to these securities may be obtained from Jefferies & Company, Inc., Attention: Syndicate Prospectus Department, 520 Madison Avenue, New York, NY, 10022 and at (888) 449-2342, or SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road, NE, Atlanta, Georgia 30326 and at (404) 926-5744 or prospectus@rhco.com.

About Radiant Systems, Inc.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to expectations regarding the use of proceeds from the public offering, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with Radiant’s business and finances in general and other factors discussed in detail in Radiant’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

CONTACT:

Radiant Systems, Inc.

Karen Leytze, 770-576-6811

Karen.leytze@radiantsystems.com